Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (“Form 8-K”) and, if not defined in the Form 8-K, in the Proxy Statement/Prospectus, which is incorporated by reference. Unless the context otherwise requires, the “Company” or “New Aspire” refers to Aspire Biopharma Holdings, Inc., a Delaware Corporation (f/k/a PowerUp Acquisition Corp., a Cayman Islands exempted company, “PWUP”) and its consolidated subsidiaries after the Closing, and “PWUP” prior to the Closing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 present the combination of the historical financial information of Aspire Biopharma Inc, (‘Aspire”) and PWUP after giving effect to the Business Combination, and related adjustments described in the accompanying notes. The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical unaudited condensed balance sheet of Aspire as of September 30, 2024 and the historical unaudited condensed consolidated balance sheet of PWUP as of September 30, 2024 on a pro forma basis as if the Business Combination had been consummated on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and the audited pro forma condensed statement of operations for the year ended December 31, 2023 combines the historical condensed statement of operations of Aspire for the nine months ended September 30, 2024 and the year ended December 31, 2023 and the historical condensed consolidated statement of operations of PWUP for the same periods on a pro forma basis as if the Business Combination had been consummated on January 1, 2023.

The historical financial information of Aspire was derived from the audited financial statements of Aspire as of and for the year ended December 31, 2023 and the unaudited financial statements for the nine months ended September 30, 2024, included elsewhere in the proxy statement/prospectus. The historical financial information of PWUP was derived from the audited financial statements of PWUP as of and for the year ended December 31, 2023 and the nine months ended September 30, 2024, included elsewhere in the proxy statement/prospectus. This information should be read together with Aspire’s and PWUP’s audited financial statements and related notes, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oxbridge,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token” and other financial information included in the proxy statement/prospectus.

Introduction

PowerUp is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination

PowerUp is a blank check company incorporated as a Cayman Islands exempted company on February 9, 2021. PowerUp incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Aspire is a privately held, early-stage biopharmaceutical company. As a Puerto Rico corporation formed in September 2021, the Company engaged in the business of developing and marketing the disruptive technology for novel delivery mechanisms initially for “do no harm” drugs.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheet of PowerUp as of September 30, 2024 with the historical balance sheet of Aspire as of September 30, 2024 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2024.

PowerUp and Aspire have the same fiscal years ending December 31. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 combine the historical statements of operations of PowerUp and Aspire for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet as of September 30, 2024 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 are presented as if the following occurred:

●	the merger of Merger Sub, the wholly owned subsidiary of PowerUp, with and into Aspire, with New Aspire as the surviving company;

●	the redesignation of PowerUp’s outstanding 70,013 Public Shares and 2,870,000 Original Sponsor shares and 4,317,500 current Sponsor shares as New Aspire common stock;

●	the issuance of shares of New Aspire common stock as follows: 35,000,000 shares to the stockholders of Aspire; and

●	the Sponsor and the Investors will receive up to 3,750,000 shares of New Aspire common stock, as partial consideration for entering into the Working Capital Loans, upon the completion of the Business Combination.

The historical financial information of PowerUp was derived from the unaudited financial statements of PowerUp as of and for the nine months ended September 30, 2024 and from the audited consolidated financial statements for year ended December 31, 2023. The historical financial information of Aspire was derived from the unaudited consolidated financial statements of Aspire as of and for the nine months ended September 30, 2024; and from the audited consolidated financial statements for the year ended December 31, 2023

The pro forma combined financial statements have been presented for informational purposes only and are not necessarily indicative of what PowerUp’s and Aspire’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the pro forma data do not purport to project the future financial position or operating results of New Aspire. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PowerUp, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Aspire will be treated as the accounting acquirer. Aspire has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under the redemption scenarios:

●	Aspire’s existing stockholders have 76.1% of the voting interest of New Aspire;

●	Aspire’s senior management will comprise the senior management of New Aspire;

●	the directors nominated by Aspire will represent the majority of the board of directors of New Aspire;

●	Aspire’s operations will comprise the ongoing operations of New Aspire; and

●	New Aspire will be named “Aspire Biopharma Holdings, Inc.”

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Aspire is issuing stock for the net assets of PowerUp. The net assets of PowerUp will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Aspire.

Basis of Pro Forma Presentation

The table below shows the issued and outstanding shares under each of the Scenarios set forth above following the closing of the Business Combination:

Share Ownership in New ASPIRE

	Common Stock	% Common Stock
PowerUp Public Shares subject to redemption (1)	70,013	0.2%
PowerUp Public Shares - Original Sponsor	2,870,000	6.2%
PowerUp Public Shares - Current Sponsor	4,317,500	9.4%
ASPIRE Stockholders (2)	35,000,000	76.1%
Working Capital Loan Shares - Investors (3)	1,750,000	3.8%
Working Capital Loan Shares - Current Sponsor (3)	2,000,000	4.3%
Pro Forma common stock at September 30, 2024	46,007,513	100.0%

(1) Reflects actual redemptions of 507,631 shares of PWUP Class A Ordinary Shares in connection with the business combination.

(2) Reflects the shares of New Aspire Common Stock issued to the Aspire Stockholders at Closing

(3) Reflects the Working Capital Loan Shares issued at Closing

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PowerUp, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Aspire will be treated as the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) Aspire’s existing stockholders will have more than 76.1% of the voting interest of New Aspire (ii) Aspire’s senior management will comprise the senior management of New Aspire; (iii) the directors nominated by Aspire will represent a majority of the board of directors of New Aspire; and (iv) Aspire’s operations will comprise the ongoing operations of New Aspire. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Aspire is issuing stock for the net assets of PowerUp. The net assets of PowerUp will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Aspire. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 assumes the Business Combination occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2024 and for the twelve months ended December 31, 2023 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2023, the beginning of the earliest period presented. These periods are presented on the basis of Aspire as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

● PowerUp’s unaudited balance sheet as of September 30, 2024 and the related notes for the period ended September 30, 2024; and

● Aspire’s unaudited balance sheet as of September 30, 2024 and the related notes for the period ended September 30, 2024; and

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and for the twelve months ended December 31, 2023 have been prepared using the following:

● PowerUp’s audited statement of operations for the period ended December 31, 2023, and unaudited statement of operations for the nine months ended September 30, 2024, and the related notes; and

● Aspire’s audited statement of operations for the period ended December 31, 2023, and unaudited statement of operations for the nine months ended September 30, 2024 and the related notes.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that PowerUp believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. PowerUp believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Aspire. They should be read in conjunction with the historical financial statements and notes thereto of PowerUp and Aspire.

General Description of the Business Combination Agreement

On February 17, 2025 (the “Closing Date”), Aspire Biopharma Holdings, Inc., a Delaware corporation (f/k/a PowerUp Acquisition Corp.) (the “Company” or “New Aspire”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated August 26, 2024, as amended by an Amendment Agreement dated September 5, 2024 and a Second Amendment Agreement dated October 9, 2024 (the “Business Combination Agreement”), by and among the Company, PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of PowerUp (“Merger Sub”), SRIRAMA Associates, LLC, a Delaware limited liability company (the “Sponsor”), Stephen Quesenberry, in the capacity as the seller representative (the “Seller Representative”), and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”).

Merger Consideration

As consideration for the Business Combination, Aspire’s Stockholders shall collectively be entitled to receive, in the aggregate, a number of shares of duly authorized, validly issued, fully paid and nonassessable shares of New Aspire Common Stock with an aggregate value equal to (a) $350 million less (b) the amount by which Aspire’s cash at Closing is less than the Minimum Cash Condition (but only in the event the Minimum Cash Condition is waived by PowerUp), if any, less (c) Aspire’s Indebtedness at Closing.

Warrants

Upon consummation of the Business Combination, there was outstanding an aggregate of 14,375,000 Public Warrants and 9,763,333 Private Placement Warrants held by our Sponsor and Original Sponsor. Each of our outstanding whole warrants will be exercisable commencing 30 days following the Closing for one share of New Aspire Common Stock. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share and, following the PowerUp Domestication, will entitle the holder thereof to purchase one share of New Aspire Common Stock. Therefore, as of the date of the Business Combination and 507,631 of PowerUp’s outstanding public shares were redeemed in connection with the Business Combination, Aspire’s fully diluted share capital would be 70,145,846 ordinary shares.

2. Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. PowerUp and Aspire have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Aspire filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Aspire’s shares outstanding, assuming the Business Combination had been completed on January 1, 2023, the beginning of the earliest period presented.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2024

(in thousands, except share and per share amounts)

	Aspire Biopharma, Inc. (Historical)	PowerUp Acquisition Corp. (Historical)	Transaction Accounting Adjustment		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	17	-	811	(1)	1,592
			764	(2)
Prepaid expenses and other current assets	167	37	-		204
Due from Sponsor		25	(25)	(7)	-
Total current assets	184	62	1,550		1,796

Investments held in Trust Account	-	6,601	(6,601)	(1)	-
Total assets	184	6,663	(5,051)		1,796

Liabilities, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	130	904	(773)	(2)	261
Loan and Transfer notes payable	-	436	-		450
			14	(8)
Subscription Agreement loan	-	4,904	(3,104)	(5)	1,800
Convertible note payable	-	-	3,000	(2)	3,000
Due to affiliate	-	329	(25)	(7)	304
Accrued expenses and other current liabilities	3	-	-		3
Loans - Related party	853	-	314	(2)	1,167
Total current liabilities	986	6,573	(574)		6,985
Total liabilities	986	6,573	(574)		6,985

Commitments and contingencies
Class A common stock subject to possible redemption	-	6,601	(6,601)	(1)	-

Stockholders’ equity (deficit)
PWUP Preference Shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-	-
PWUP Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized (excluding 1,803,729 shares subject to redemption)	-	1	45	(3)	46
ASPIRE Common Stock $0.001 par value	222	-	(222)	(3)	-
Additional paid-in capital	1,015	8,864	811	(1)	32,191
			177	(3)
			(15,376)	(4)
			36,700	(6)
Retained earnings (accumulated deficit)	(2,039)	(15,376)	(1,777)	(2)	(37,426)
			15,376	(4)
			3,104	(5)
			(36,700)	(6)
			(14)	(8)
Total stockholders’ equity (deficit)	(802)	(6,511)	2,124		(5,189)
Total liabilities and stockholders’ equity (deficit)	184	6,663	(5,051)		1,796

(A)	Obtained from the unaudited condensed consolidated balance sheet of Aspire as of September 30, 2024.

(B)	Obtained from the unaudited condensed balance sheet of PowerUp as of September 30, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2023

(in dollars, except share and per share amounts)

	Aspire Biopharma, Inc. (Historical)	PowerUp Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	$-	$-	$-		$-
Operating Expenses:
General and administrative	359	1,340	3,764	(dd)	5,463
Total operating expenses	359	1,340	3,764		5,463

Operating loss	(359)	(1,340)	(3,764)		(5,463)

Other (income) expense:
Interest from investments held in Trust Account	-	5,813	(481)	(aa)	5,332
Other income (expense), net	-	(9)	(36,700)	(cc)	(36,709)
Total other (income) expense	-	5,804	(37,181)		(31,377)

Loss before provision for income taxes	(359)	4,464	(40,945)		(36,840)

Provision for income taxes	-	-	-		-

Net Income (Loss)	$(359)	$4,464	$(40,945)		$(36,840)

Weighted average shares outstanding of Class A ordinary shares	481,794,521	16,461,668			46,007,513	(bb)
Basic and diluted net income per Class A ordinary share	$(0.00)	$0.23			$(0.80)
Weighted average shares outstanding of non-redeemable ordinary shares	-	2,717,466	(2,717,466)	(bb)
Basic and diluted net income (loss) per Class B ordinary share	-	$0.23

(A)	Obtained from the audited statement of operations of Aspire ended December 31, 2023.

(B)	Obtained from the audited statement of operations of PowerUp ended December 31, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in dollars, except share and per share amounts)

	Aspire Biopharma, Inc. (Historical)	PowerUp Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	$-	$-	$-		$-
Operating Expenses:
General and administrative	570	3,654	(3,104)	(ee)	1,120
Total operating expenses	570	3,654	(3,104)		1,120

Operating loss	(570)	(3,654)	3,104		(1,120)

Other (income) expense:
Interest from investments held in Trust Account	-	481	(481)	(aa)	-
Other income (expense), net	-	(33)			(33)
Interest expense - debt discount	-	(400)	-		(400)
Total other (income) expense	-	48	(481)		(433)

Loss before provision for income taxes	(570)	(3,606)	2,623		(1,553)

Provision for income taxes	(1)	-	-		(1)

Net Income (Loss)	$(571)	$(3,606)	$2,623		$(1,554)

Weighted average shares outstanding - basic and diluted	497,671,727	8,404,035			46,007,513
Net loss per share - basic and diluted	$(0.00)	$(0.43)			$(0.03)

(A)	Obtained from the unaudited statement of Aspire for the nine months ended September 30, 2024.

(B)	Obtained from the unaudited statement of PowerUp for the nine months ended September 30, 2024.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1) Reflects the transactions relating to the business combination and the release of funds as part of such agreement.

(2) Represents estimated direct and incremental transaction costs paid at closing and senior debt addition related to the Business Combination.

(3) Reflects the recapitalization of New Aspire through the issuance of 35,000,000 shares ($350,000,000 divided by $10.00) of New Aspire Common Stock at par value of $0.0001. Elimination of Aspire common Stock at par value $0.001 and the addition from Additional Paid in Capital.

(4) Reflects the elimination of the historical accumulated deficit of PowerUp in the amount of $15.4 million.

(5) Reflects the elimination of the non-cash fair value of The Subscription Agreement which called for the repayment by PowerUp upon the Closing.

(6) Reflects the expected payment in shares for the Subscription Agreements and Working Capital Loans

The Business Combination Agreement and First Subscription Agreements provide for shares of new issue New Aspire Common Stock which represents a debt extinguishment as determined by ASC 405-20-41-1 Debt Extinguishment Accounting.

The issue of new shares is a non-cash transaction and has no impact on cash or cash equivalents.

The per share value was determined using the valuation of the shares being exchanged for New Aspire Common Stock, pursuant to which “Per Share Price” means $10.00. The maximum merger consideration is $350 million, which when divided by 35,000,000 shares equals $10.00. Since the new issuance of the shares would occur on the closing date, the “Per Share Price” would be the same for issuances of shares to the target company and lenders. See calculations below (in thousands except share and per share data):

(7) To Record payment from Sponsor to PowerUp of $0.025 million due for Working Capital.

(8) To Accelerate the amortization of elimination of debt discount, $0.014 million.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations (in thousands, except share and per share data)

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and year ended December 31, 2023 are as follows:

(aa) Represents the elimination of historical interest income earned on the Trust Account.

(bb) Represents the conversion of 70,013 Class A Ordinary Shares and 7,187,500 Class A Ordinary Shares into shares of New Aspire common stock, the issuance of 35,000,000 shares of New Aspire Common Stock, the issuance of 3,750,000 Working Capital Loan Shares.

(cc) Represents the amount of the value of the extension shares of $36.7 million shown as Loss on Extinguishment of Debt. See Footnote (6).

(dd) Record the Closing expenses.

(ee) Record the elimination of Subscription Agreements Loan expense.

3. Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023, the beginning of the earliest period presented. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

For Nine Months Ended September 30, 2024
Pro Forma Combined
Pro forma net loss	$(1,554)
Basic and diluted weighted average shares outstanding	46,007,513
Net loss per share – basic and diluted	$(0.03)

Year Ended December 31, 2023
Pro Forma Combined
Pro forma net loss	$(36,840)
Basic and diluted weighted average shares outstanding	46,007,513
Net loss per share – basic and diluted	$(0.80)

Stockholder	Pro Forma Combined
PowerUp Public Shares subject to redemption	70,013
PowerUp Founder Shares not subject to redemption	7,187,500
Aspire Stockholders	35,000,000
Working Capital Loan Shares	3,750,000
46,007,513